Exhibits 10.01

FIRST AMENDMENT TO THE

TRANSACTION AGREEMENT

between

El Paso Electric Company

and

Southwestern Public Service Company

This First Amendment (“Amendment”) to the Transaction Agreement is entered into and is effective as of this 29th day of January 2008, by and between El Paso Electric Company (“Buyer”) and Southwestern Public Service Company (“Seller”) (Buyer and Seller each referred to as a Party and collectively as the “Parties”). This Amendment modifies the Transaction Agreement (“Agreement”) dated July 7, 2004 between the Parties.

Through this Amendment, the Parties agree that Section 3 of the Agreement shall be replaced in its entirety with the following:

Section 3—Term of the Transaction Agreement

The term of this Transaction Agreement shall commence with the hour ending (“HE”) 0100 Mountain Standard Time (“MST”), January 1, 2006, and continue through HE 2400 MST, September 30, 2009.

In all other respects, the Agreement remains unchanged. The signatories hereto represent that they have been appropriately authorized to enter this Amendment on behalf of the Party for whom they sign.

EL PASO ELECTRIC COMPANY

By:	/s/ ERSHEL C. REDD JR.
Printed Name:	Ershel C. Redd Jr.
Title:	President and CEO

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:	/s/ DAVID L. EVES
Printed Name:	David L. Eves
Title:	President and CEO